Exhibit (p)(20)

MORGAN STANLEY INVESTMENT MANAGEMENT1

CODE OF ETHICS AND PERSONAL TRADING GUIDELINES Effective:  July 1, 2014

1 Ex-Merchant Banking and Real Estate Investing

Table of Contents2

I.	IN	TRODUCTION............................................................................................................. 3
	A.	General.............................................................................................................................................3
	B.	Standards of Business Conduct......................................................................................................3
	C.	Overview of Code Requirements ...................................................................................................3
	D.	Definitions ........................................................................................................................................4
	E.	Grounds for Disqualification from Employment .........................................................................7
II.	TY	PES OF ACCOUNTS/ACCOUNT OPENING REQUIREMENTS....................... 8
	A.	Employee Securities Accounts .......................................................................................................8
	B.	Fully Managed Account .................................................................................................................8
	C.	Other Morgan Stanley Accounts ...................................................................................................9
	E.	Individual Savings Accounts (“ISAs”) for employees of MSIM Ltd. ........................................9
	F.	Mutual Fund Accounts ...................................................................................................................9
	G.	Issuer Purchase Plans ....................................................................................................................10
	H.	Investment Clubs ...........................................................................................................................10
	I.	529 Plans.........................................................................................................................................10

III.

TRADE PRE-CLEARANCE/RESTRICTIONS.......................................................... 10

A.

General...........................................................................................................................................10

B.

Initiating a Transaction .................................................................................................................10

C.

Pre-Clearance Valid for One Day Only.........................................................................................11

D.

Restrictions and Requirements for Portfolio Managers and Investment Personnel ...............11

E.

Employees Designated to be “Above the Wall” ............................................................................11

F.

Transacting in Morgan Stanley Securities ....................................................................................11

G.

Trading Derivatives ......................................................................................................................12

H.

Other Restrictions .........................................................................................................................12

I.

Other Activities Requiring Pre-Clearance ....................................................................................13

IV.

HOLDING REQUIREMENTS AND REPURCHASE LIMITATIONS ..................... 13

A.

Proprietary and Sub-advised Mutual Funds ................................................................................13

B.

Covered Securities..........................................................................................................................13

C.

Holding Requirements Specific to MSIMJ Employees.................................................................13

D.

Holding Requirements Specific to MSIM Private Limited Employees ....................................13

V.

REPORTING REQUIREMENTS ................................................................................. 14

A.

Initial Reporting and Certification ................................................................................................14

B.

Quarterly Reporting and Certification .......................................................................................14

C.

Annual Reporting and Certification............................................................................................15

VI.

OUTSIDE ACTIVITIES AND PRIVATE INVESTMENTS ..................................... 15

A.

Approval to Engage in an Outside Activity ................................................................................15

B.

Approval to Invest in a Private Investment ................................................................................16

C.

Pre-Clearance Process ..................................................................................................................16

VII.

CONSULTANTS AND TEMPORARY WORKERS.................................................. 16

VIII.

REVIEW, INTERPRETATIONS AND EXCEPTIONS ............................................ 17

IX.

ENFORCEMENT AND SANCTIONS .......................................................................... 17

X.

RELATED POLICIES ................................................................................................... 19

2 Previous versions:  August 16, 2002, February 24, 2004, June 15, 2004, December 31, 2004, December 15, 2006, May 12, 2008 , August 19, 2010, September 17, 2010, February 15, 2011,  March 1, 2011,  September 28, 2011, June 29, 2012 and September 16, 2013

I.

INTRODUCTION3

A.  General

The Morgan Stanley Investment Management (“MSIM”) Code of Ethics (the “Code”) is reasonably designed to prevent legal, business and ethical conflicts, to guard against the misuse of confidential information, and to avoid even the appearance of impropriety that may arise in connection with your personal trading and outside activities as an MSIM employee.   It is very important for you to read the “Definitions” section below to understand the scope of this Code, including the individuals, accounts, securities and transactions it covers.  You are required to acknowledge receipt and your understanding of this Code at the start of your employment at MSIM or when you become a Covered Person, as defined below, and annually.

B.  Standards of Business Conduct

MSIM seeks to comply with the Federal securities laws and regulations applicable to its business.  The Code is designed to assist you in fulfilling your regulatory and fiduciary duties as an MSIM employee as they relate to your personal securities transactions.

➢  Fiduciary Duties.   As an MSIM employee, you owe a fiduciary duty to MSIM’s Clients. This means that in every decision relating to personal investments, you must recognize the needs and interests of Clients and place those ahead of any personal interest or interest of the Firm.

➢  Personal Securities Transactions and Relationship to MSIM’s Clients.    MSIM generally prohibits you from engaging in personal trading in a manner that would distract you from your daily responsibilities.  MSIM strongly encourages you to invest for the long term and discourages short-term, speculative trading.  You are cautioned that short-term strategies may attract a higher level of regulatory and other scrutiny.   Excessive or inappropriate trading that interferes with job performance or that compromises the duty that MSIM owes to its Clients will not be tolerated.

If you become aware that you or someone else may have violated any aspect of this

Code, you must report the suspected violation to Compliance immediately.

C.  Overview of Code Requirements

Compliance  with  the  Code  is  a  matter  of  understanding  its  basic  requirements  and making sure the steps you take regarding activities covered by the Code are in accordance with the letter and spirit of the Code. Generally, you have the following obligations:

3 This Code is intended to fulfill MSIM’s requirements under Rule 204A-1 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Company Act”). Note that there is a separate Code of Ethics for the Morgan Stanley mutual fund family.

Activity

Code Requirements

Employee Securities Account(s)

Pre-clearance, Reporting

Personal Trading Reporting

Pre-clearance, Holding, Reporting

Participating in an Outside Activity

Pre-clearance, Reporting

Making a Private Investment

Pre-clearance, Reporting

You must examine the specific provisions of the Code for more details on each of these activities and are strongly urged to consult with Compliance if you have any questions.

D.  Definitions

These definitions are here to help you understand the application of the Code to various activities undertaken by you and other persons related to you who may be covered by the Code.   The definitions are an integral part of the Code and a proper understanding of them is essential.  Refer back to these definitions as you read the Code.

“Access Persons” (for purposes of transacting in Morgan Stanley securities) is defined in the   Global  Employee  Trading  and  Investing  Policy

and  means  those  individuals  or divisions that, as part of their job function may receive or have access to Morgan Stanley- related material non-public information that is recurring or cyclical in nature.

“Client” means shareholders or limited partners of registered and unregistered investment companies and other investment vehicles, institutional, high net worth and retail separate account clients, employee benefit trusts and all other types of clients advised by MSIM.

“Compliance” means your local Compliance group (New York, London, Singapore, Tokyo and Mumbai).

“Consultant”  means  a non-employee of MSIM  who  falls  under the definition  of a

Covered Person.

“Covered Persons” means:

➢  All MSIM employees;

➢  All directors and officers of MSIM;

➢  Any person (such as certain consultants, leased workers or temporary workers) who provides investment advice to clients on behalf of MSIM, is subject to the supervision and control of MSIM and who has access to nonpublic information regarding any Client’s purchase or sale of securities, or who is involved in making securities recommendations to Clients, or who has access to such recommendations that are nonpublic.

➢  Any person with responsibilities related to MSIM or who supports MSIM as a business and has frequent interaction with Covered Persons or Investment Personnel, as determined by Compliance.

➢  Any other persons falling within such definition under Rule 17j-1 of the Company Act or Rule 204A-1 under the Advisers Act and such other persons that may be so deemed by Compliance from time to time.

The definition of “Covered Person” may vary by location.  Contact Compliance if you have any question as to your status as a Covered Person.

“Covered Securities” includes generally all equity or debt securities, including derivatives of securities (such as options, warrants and American depositary receipts), futures, commodities, securities indices, exchange-traded funds, open-end mutual funds for which MSIM acts as adviser or sub-adviser, closed-end funds, corporate and municipal bonds, spot foreign exchange transactions (“spot fx”) and similar instruments, but does not include “Exempt Securities,” as defined below.  Refer to  Schedule A for application of the Code to various security types.

“Employee” means an MSIM employee as well as his/her spouse or domestic partner, dependents and other persons for whom the employee, employee’s spouse or domestic partner contributes substantial financial support.

“Employee Securities Accounts” are any accounts in your own name and other accounts you could be expected to influence or control, in whole or in part, directly or indirectly, whether for securities or other financial instruments, and that are capable of holding Covered Securities, whether or not such capability is utilized.   Employee Securities Accounts include:

➢  accounts owned by you;

➢  accounts owned by  your spouse or domestic partner;

➢  accounts owned by your children or other relatives of you or your spouse or domestic partner who reside in the same household as you and to whom you contribute substantial financial support (e.g., a child in college that is claimed as a dependent on your income tax return or who receives health benefits through you);

➢ accounts where you obtain benefits substantially equivalent to ownership of securities;

➢  accounts that you or the persons described above could be expected to influence or control, such as:

▪

joint accounts;

▪

family accounts;

▪

retirement accounts;

▪

corporate accounts;

▪

trust accounts for which you act as trustee where you have the power to effect investment decisions or that you otherwise guide or influence;

▪

arrangements similar to trust accounts that benefit you directly;

▪

accounts for which you act as custodian; and

▪

partnership accounts.

“Exempt Securities” are securities that are not subject to the pre-clearance, holding and reporting requirements of the Code, such as:

➢  Bankers’ acceptances, bank certificates of deposit and commercial paper;

➢ Investment grade, short-term debt instruments, including repurchase agreements (which for these purposes are repurchase agreements and any instrument that has a maturity at issuance of fewer than 366 days that is rated in one of the two highest categories by a nationally recognized statistical rating organization);

➢  Direct obligations of the U.S. Government4;

➢  Shares held in money market funds;

➢  Variable insurance products that invest in funds for which MSIM does not act as adviser or sub-adviser; and

➢  Open-end mutual funds for which MSIM does not act as adviser or sub-adviser. Refer to Schedule A for application of the Code to various security types.

“Firm” means Morgan Stanley, MSIM’s parent company.

“Fully Managed Account” means an account for which an Employee has authorized a professional financial advisor or investment manager, in its sole discretion, to acquire and dispose of assets held in the account.  The Employee may not make, directly or indirectly, any investment decision, be made aware of any such decisions before transactions are executed by the advisor or manager, or otherwise direct the advisor or manager to effect any transactions in the account.  A Fully Managed Account is not considered an Employee Securities Account.

“Investment Personnel” means (i) Employees and any other Covered Persons who obtain or have access to information concerning investment recommendations made to any Client; and (ii) any persons designated as Investment Personnel by Compliance.

“IPO” means an initial public offering of equity securities registered with the U.S. Securities and Exchange Commission or a foreign financial regulatory authority.

“Morgan Stanley Broker” means a broker-dealer affiliated with Morgan Stanley.

“Morgan Stanley  Investment Management”  or “MSIM”  means  the companies  and

4 Includes securities that are backed by the full faith and credit of the U.S. Government for the timely payment of principal and interest, such as Ginnie Maes, U.S. savings bonds, and U.S. Treasuries, and equivalent securities issued by non-U.S. governments.

businesses comprising Morgan Stanley’s Investment Management Division, but not including Merchant Banking/Real Estate Investing.  See  Schedule B for a list of those legal entities that comprise MSIM for purposes of the Code.

“Morgan  Stanley  securities”  means equity,  preferred  and  debt  securities  issued  by Morgan Stanley, but excludes structured products, such as equity-linked or credit- linked notes.

“Mutual Funds” means (i) all open-end mutual funds; and (ii) similar pooled investment vehicles established in non-U.S. jurisdictions, such as registered investment trusts in Japan. For purposes of the Code, Mutual Fund does not include shares of open-end money market mutual funds (unless otherwise advised by Compliance).

“Outside Activity” means any organized or business activity conducted by an Employee outside of MSIM.  This includes, but is not limited to, participation on a board of a charitable organization, working part-time outside of MSIM, establishing a holding company for investments, investing in rental properties, or forming a limited partnership.

“Portfolio Managers” means Employees who are primarily responsible for the day-to-day management of a Client portfolio.

“Private Investment” means a securities offering that is exempt from registration under certain  provisions  of  the  U.S.  securities  laws  and/or  similar  laws  of  non-U.S. jurisdictions.

“Proprietary or Sub-advised Mutual Fund

” means any open-end Mutual Fund for which MSIM acts as investment adviser or sub-adviser.

“Research Analysts” are Employees who are assigned to make investment recommendations to, or for the benefit of, any Client portfolio.

E.  Grounds for Disqualification from Employment

Pursuant to the terms of Section 9 of the Advisers Act, no director, officer or employee of MSIM may become, or continue to remain, an officer, director or employee of MSIM without an exemptive order issued by the U.S. Securities and Exchange Commission, if such director, officer or employee:

➢  within the past ten years has been convicted of any felony or misdemeanor (i) involving the purchase or sale of any security; or (ii) arising out of his or her conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the U.S. Commodity Exchange Act; or

➢  is or becomes permanently or temporarily enjoined by any court from: (i) acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the U.S. Commodity Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

You are obligated to immediately report any conviction or injunction described here to

Compliance.

II.

TYPES OF ACCOUNTS/ACCOUNT OPENING REQUIREMENTS A.  Employee Securities Accounts

Generally, you must maintain all Employee Securities Accounts that may invest in Covered

Securities at a Morgan Stanley Broker.   Requirements may vary in non-U.S. offices.  New Employees or newly designated Covered Persons must transfer their Employee Securities Account(s) to a Morgan Stanley Broker, at their own expense, as soon as practicable (generally within 30 days of becoming a Covered Person).  Failure to do so is considered a significant violation of this Code.

Opening a Morgan Stanley Brokerage Account.    When opening an account, you must notify the Morgan Stanley Broker that you are an Employee and that your account must be coded as an employee or employee-related account.

B.  Fully Managed Account

You may open a Fully Managed Account if the account meets the standards set forth below.  In certain circumstances and with approval from Compliance, you may appoint non-Morgan Stanley managers (e.g., trust companies, banks or registered investment advisers) to manage your account.

In order to establish a Fully Managed Account, you must grant the manager complete investment discretion over your account. Pre-clearance is not required for trades in this account; however, you may not participate, directly or indirectly, in individual investment decisions or be made aware of such decisions before transactions are executed. This restriction  does  not  preclude  you  from  establishing  investment  guidelines  for  the manager,  such  as  indicating  industries  in  which  you  desire  to  invest,  the  types  of securities you want to purchase or your overall investment objectives.  However, those guidelines may not be changed so frequently as to give the appearance that you are actually directing account investments.

To  open  a  Fully Managed  Account,  you  must  submit  the appropriate  Disclosure of

Morgan Stanley Account Form,

along with the required documentation (i.e. the advisory agreement or contract with the manager) to Compliance.  If the account is managed by a

Firm other than Morgan Stanley, you must submit a request in the Outside Business

Interests System (the "OBI System")

and arrange for duplicate copies of trade confirmations and statements to be sent to Compliance.

C.  Other Morgan Stanley Accounts

Employee Stock Purchase Plan (ESPP) (no new contributions) Employee Stock Ownership Plan (ESOP)

Employee Incentive Compensation Plan (EICP)

Morgan Stanley Compensation Incentive Program (MSCIP) Morgan Stanley 401(k) (401(k) Plan)

You do not have to pre-clear participation in the ESOP, EICP MSCIP or 401(k) Plan with Compliance.  However, you must disclose participation in any of these plans as part of the quarterly reporting process upon initial participation, and in annual certifications.

D.  Non-Morgan Stanley Accounts

Exceptions to the requirement to maintain Employee Securities Accounts at a Morgan Stanley Broker are rare and require Compliance approval.    If your request is approved, you will be required to ensure that duplicate confirmations and statements are sent to Compliance.  Requirements may vary in non-U.S. offices.

If you open an outside account without obtaining Compliance approval, you must immediately disclose it to Compliance.  You may be required to close such account.

Maintaining a non-Morgan Stanley 401(k) plan or similar account that permits you to trade covered securities must be approved by Compliance.

E.  Individual Savings Accounts (“ISAs”) for employees of MSIM Ltd.

Fully Managed ISAs (i.e., an independent manager makes the investment decisions) may be established and maintained without the prior approval of Compliance, provided that you   exercise   no   influence   or   control   on   stock   selection   or   other   investment decisions.   Non-discretionary ISAs (including single company ISAs), where you make investment decisions, may only be established and maintained as long as the account is pre-approved by Compliance, duplicate statements are supplied to Compliance and applicable reporting requirements are met.  Once a Fully Managed ISA is established, it must be disclosed to Compliance in the OBI System.

F.  Mutual Fund Accounts

You may open an account for the purpose of transacting in open-end Mutual Funds, including Sub-Advised and Proprietary Mutual Funds (i.e. an account directly with a fund transfer agent) without prior approval from Compliance.

MSIM Private Limited Employees should refer to the  MSIM Private Limited Employee

Trading Policy

for specific restrictions applicable in your region.

G. Issuer Purchase Plans

You may open an account directly with an issuer to purchase its shares, such as a dividend reinvestment plan, or “DRIP,” by submitting the DRIP Form to your local Compliance group and pre-clearing the initial purchase and any sales. You must also report DRIP holdings to Compliance as part of the annual certification process.

H. Investment Clubs

You may not participate in or solicit transactions on behalf of investment clubs in which members pool their funds to make investments in securities or other financial products.

I.   529 Plans

You do not have to obtain approval from Compliance to participate in a 529 plan.

III.

TRADE PRE-CLEARANCE/RESTRICTIONS A.  General

You are required to pre-clear all personal securities transactions in Covered Securities, other than transactions in Proprietary or Sub-advised Mutual Funds.   Transactions involving Exempt Securities, including Proprietary and Sub-Advised Mutual Funds, do not require pre-clearance.  See the Securities Transaction Matrix attached as  Schedule A for additional information about when pre-clearance is required.  In keeping with the general principles and objectives of the Code, Compliance, in its sole discretion, may refuse to grant approval of a personal securities transaction, without specifying a reason for the refusal.

Personal trade requests will be denied if there is an open order for any Client in the same security or related security at the time the personal trade request is submitted.  Exemptions are granted if the Covered Security is being purchased or sold for a passively-managed index fund or index portfolio.

Any transaction that is prohibited by the Code may be required to be reversed and any profits (or any differential between the sale price of the personal security transaction and the subsequent purchase or sale price by a Client during the relevant period) subject to disgorgement. See “Enforcement and Sanctions” below.

B.  Initiating a Transaction

Pre-clearance is obtained by entering your trade request into the Trade Pre-Clearance system.  (Type “TPC” into your internet browser.)  Upon completion of the necessary checks, Compliance will notify you promptly regarding your request, generally on the same business day.

C.  Pre-Clearance Valid for One Day Only

If your trade request is approved, such approval is valid only for the day on which it is granted. Any transaction not completed on that day will require a new approval. This means that open orders, such as limit orders and stop-loss orders, must be pre-cleared each day until the transaction is effected. 5

D.  Restrictions   and   Requirements   for   Portfolio   Managers   and   Investment

Personnel

No purchase or sale transaction may be made in any Covered Security or a related investment (i.e., derivatives) by a Portfolio Manager for a period of seven calendar days before or seven calendar days after the Portfolio Manager purchases or sells the security on behalf of a Client.  A Portfolio Manager may request an exception from the blackout period if the Covered Security was traded for an index fund or index portfolio.

Investment Personnel who have knowledge of a Portfolio Manager’s trading activity are subject to the same seven day blackout period. Investment Personnel must obtain approval from their manager or his/her designee prior to obtaining pre-clearance by Compliance.

E.  Employees Designated to be “Above the Wall”

Employees in the MSIM Legal and Compliance Division and the MSIM Global Risk & Analysis Division are designated to be above the wall and their personal securities transactions are subject to additional pre-clearance checks with the Control Group.  Other employees may also be subject to the above-the-wall checks as deemed necessary by Compliance.

F.  Transacting in Morgan Stanley Securities

Transacting in, including the gifting of, Morgan Stanley securities must take place during designated window periods.  Consult MS Today for the window period announcement prior to trading.   Except as noted below for Access Persons, if you are transacting in Morgan Stanley securities through a brokerage account, you are not required to pre-clear the transaction  with  Compliance.    Similarly,  you  do  not  have to  pre-clear transactions  in Morgan Stanley securities sold out of your EICP, ESOP, ESPP or 401(k) Plan.  All other holding and reporting requirements for Covered Securities still apply.

As noted above, transactions in Morgan Stanley securities effected by MSIMJ employees are subject to a six month holding period.

Additional Restrictions for Access Persons Transacting in Morgan Stanley Securities.  All transactions in Morgan Stanley securities must occur during the designated 30-day open window period each quarter.   Compliance communicates the open and closed window

5 In the case of trades in international markets where the market has already closed, transactions must be executed by the next close of trading in that market.

periods applicable to Access Persons each quarter.  During an open window period, Access  Persons  are  required  to  pre-clear  transactions  in  Morgan  Stanley  securities through  TPC

. This includes transactions made in the Morgan Stanley securities fund of the 401(k) Plan or shares held externally from previous Firm-sponsored plans (e.g., Computershare, Equiniti).

Positions in Morgan Stanley securities must be held for a minimum of 30 calendar days. A six-month holding period applies to the Firm’s Management and Operating Committee members for positions in Morgan Stanley securities. Shares received as part of equity- based  compensation  are  exempt  from  the  holding  period  requirements.    You  are prohibited from buying or selling Morgan Stanley securities if you are in possession of material, non-public information regarding Morgan Stanley.

G. Trading Derivatives

You may not trade futures, forward contracts, including currency forwards, physical commodities and related derivatives, over-the-counter warrants or swaps.   You are prohibited from selling (“writing”) a put.  The following is a list of permitted options trading:

Call Options

Listed Call Options.   You may purchase a listed call option if the call option has a “period to expiration” of at least 30 days from the date of purchase and you hold the call option for at least 30 days prior to sale.  If you choose to exercise the option, you must also hold the underlying security delivered pursuant to the exercise for 30 days.

Covered Calls.  You may also sell (or “write”) a call option only if you have held the underlying security (in the corresponding amount) for at least 30 days.

Put Options

Listed Put Options. You may purchase a listed put option if the put option has a “period to expiration” of at least 30 days from the date of purchase and you hold the put option for at least 30 days prior to sale.  If you purchase a put option on a security you already own, you may exercise the put once you have held the underlying security for 30 days.

You must obtain pre-clearance from Compliance to exercise an option or purchase or sell an option.

H. Other Restrictions

Primary and Secondary Public Offerings.  You and your Employee Securities Account(s) are generally prohibited from purchasing any equity security in an initial public offering.  In addition, unless otherwise notified by Compliance, you may not purchase an equity security that is part of a primary or secondary offering that the Firm is underwriting or selling until the distribution has been completed.   Accordingly, you must consult Compliance prior to purchasing an equity security in a primary or secondary public

offering to determine whether any restrictions apply.   Note that this restriction also applies to your immediate family, regardless of whether the securities are purchased into an Employee Securities Account.

Purchases of new issue debt are permitted, provided such purchases are pre-cleared by

Compliance and meet other relevant requirements of the Code.

MSIM Private Limited Employees should refer to the  MSIM Private Limited Employee

Trading Policy

for specific restrictions applicable to your region.

Short Sales. You may not engage in short selling of Covered Securities.

Restricted List.  You may not transact in Covered Securities that appear on the Firmwide Restricted List.  Compliance will check the Restricted List as part of its pre-clearance process.

I.   Other Activities Requiring Pre-Clearance

The following activities also require pre-clearance:

➢  Outside Activities

➢  Transactions in Private Investments

➢  Political Contributions

IV.

HOLDING REQUIREMENTS AND REPURCHASE LIMITATIONS A.  Proprietary and Sub-advised Mutual Funds

You may not redeem or exchange Proprietary or Sub-Advised Mutual Funds until at least 30 calendar days from the purchase trade date.

B.  Covered Securities

You may not sell a Covered Security until you have held it for at least 30 days.    If you sell a Covered Security, you may not repurchase the same security for at least 30 days.

C.  Holding Requirements Specific to MSIMJ Employees

When selling equity and equity-linked notes, Covered Persons at MSIMJ must hold such instruments for at least six months; however, Compliance may grant an exception if the instruments are held for at least 30 calendar days from the date of purchase. This includes transactions in Morgan Stanley securities.

D.  Holding Requirements Specific to MSIM Private Limited Employees

Refer to the MSIM Private Limited Employee Trading Policy

for specific restrictions applicable to your region.

V.

REPORTING REQUIREMENTS

A.  Initial Reporting and Certification

When you commence employment with MSIM or otherwise become a Covered Person, you must provide an  Other Outside Investments Disclosure Form

(the “Initial Report”) to Compliance no later than 10 days after you become a Covered Person.   The information you provide must not be more than 45 days old from the day you became a Covered Person and must include:

➢  the title and  type,  and,  as  applicable,  the  exchange ticker symbol  or  CUSIP number, number of shares and principal amount of any Covered Security;

➢  the name of any broker-dealer, bank or financial institution where you maintain an account in which any securities are held;

➢  any Outside Activities; and

➢  the date you submitted the Initial Report.

All new Covered Persons will receive training on the principles and procedures of the Code.  As a Covered Person, you must also certify that you have read, understand and agree to abide by the terms of the Code.  If you have any questions, contact your local Compliance group.

B.  Quarterly Reporting and Certification

You must submit a Quarterly Report to Compliance no later than 30 calendar days after the end of each calendar quarter, or in accordance with regulatory requirements applicable to your region. The Quarterly Report must contain the information set forth below.

➢  For transactions in an Employee Security Account during the previous quarter you must provide:

•

the date of the transaction, the title, and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares and principal amount of any Covered Security;

•

the nature of the transaction (i.e. purchase, sale or other type of acquisition or disposition);

•

the price of the security at which the transaction was effected;

•

the name of the broker-dealer or bank with or through which the transaction was effected; and

•

the date you submitted the Quarterly Report.

You do not have to submit a Quarterly Report if it would duplicate information provided in broker trade confirmations or account statements that Compliance already receives or may access.

➢  For any new account established by you during the previous quarter in which any securities are held for your direct or indirect benefit, you must provide:

•

the name of the broker-dealer, bank or financial institution with which you established the account;

•

the date the account was established; and

•

the date you submitted the Quarterly Report.

A reminder to complete the Quarterly Report

will be provided to you by Compliance.

C.  Annual Reporting and Certification

You must update, as applicable, and certify to the following information on an annual basis (the “Annual Report”):

➢  a list of your current Morgan Stanley brokerage account(s);

➢  a list of all securities and principal amount beneficially owned by you in these account(s);

➢  a list of all  your approved Outside Activities, including non-Morgan  Stanley brokerage accounts, Private Investments and Outside Activities;

➢  a list of

all other investments you hold outside of Morgan Stanley (such as

DRIPs, other 401(k) accounts and any securities held in certificate form); and

➢  a list of broker-dealers, banks or financial institutions with which you maintain an account in which any securities are held.

The information in the Annual Report must not be more than 45 days old from the day you submit it to Compliance.  You must also certify that you have read and agree to abide by the requirements of the Code and that you are in compliance with the Code.

The link to the Annual Report will be provided to you by Compliance.

VI.

OUTSIDE ACTIVITIES AND PRIVATE INVESTMENTS A.  Approval to Engage in an Outside Activity

You may not engage in any Outside Activity, regardless of whether or not you receive compensation, or are asked to engage in such activity by the Firm, without prior approval from Compliance. If you receive approval, it is your responsibility to notify Compliance immediately if any conflict or potential conflict of interest arises in the course of the Outside Activity.

Examples of an Outside Activity include providing consulting services, organizing a company, giving a formal lecture or publishing a book or article, accepting compensation from any person or organization other than the Firm, serving as an officer, employee, director, partner, member, or advisory board member of a company or organization not affiliated  with  the  Firm,  whether  or  not  related  to  the  financial  services  industry (including charitable organizations or activities for which you do not receive compensation), setting up a holding company for investments or investing in rental properties.  Generally, Compliance will not approve any Outside Activity related to the securities or financial services industry other than activities that reflect the interests of the industry as a whole and that are not in competition with those of the Firm.

A request to serve on the board of any company, particularly the board of a public company, will be granted in very limited instances only.  If you receive approval, your directorship may be subject to the implementation of information barrier procedures to isolate you from making investment decisions for Clients concerning the company in question, as applicable.

B.  Approval to Invest in a Private Investment

You may not invest in a Private Investment of any kind without prior approval from Compliance.  Private Investments include investments in privately held corporations, limited partnerships, tax shelter programs and hedge funds (including those sponsored by Morgan Stanley or its affiliates).

MSIM Private Limited employees should refer to the  MSIM Private Limited Employee

Trading Policy

for specific restrictions applicable in your region.

C.  Pre-Clearance Process

You may request pre-clearance of Outside Activities and Private Investments by typing

“OBI” into your intranet browser.

VII.

CONSULTANTS AND TEMPORARY WORKERS

Consultants and other temporary workers who fall under the definition of a Covered Person by virtue of their duties and responsibilities with MSIM must adhere to the following:

➢  Initial,  quarterly and annual reporting;

➢  Provision of duplicate trade confirmations and account statements to Compliance for transactions in any Covered Security;

➢  Prohibition against participating in any IPOs;

➢  Pre-clearance of Outside Activities and Private Investments.

Certain Consultants or temporary workers may be required to pre-clear all personal securities transactions in Covered Securities.  Consultants or temporary workers that are hired for positions lasting more than one year are required to transfer brokerage accounts to a Morgan Stanley Broker.

VIII.

REVIEW, INTERPRETATIONS AND EXCEPTIONS

Compliance is responsible for administering the Code and reviewing your Initial, Quarterly and Annual Reports.  Compliance has the authority to make final decisions regarding Code policies and may grant an exception to a policy as long as it determines that no abuse or potential abuse is involved.  Exceptions are granted only in rare and unusual circumstances, such as financial hardship.  You must contact Compliance with any questions regarding the applicability, meaning or administration of the Code, including requests for an exception, in advance of any contemplated transaction.

IX.

ENFORCEMENT AND SANCTIONS

Violations of the Code are reported to the Head of MSIM Compliance and, on a quarterly basis, to senior management and the applicable funds' board of directors.   Compliance may issue letters of warning/education or impose sanctions as appropriate, including notifying the Covered Person’s manager, issuing a reprimand (orally or in writing), monetary fine, demotion, suspension or termination of employment.   The following is a schedule of sanctions that may be imposed for failure to abide by the requirements of the Code.  Violations are considered on a cumulative basis.   These sanctions are intended to be guidelines only.  Compliance, in its discretion, may recommend alternative actions, including imposition of more severe sanctions, if deemed warranted by the facts and circumstances of each situation.   MSIM management, including the Head of MSIM Compliance, is authorized to determine the choice of actions to be taken in specific cases.

Sanctions may vary based on regulatory concerns in your jurisdiction.

TRADING VIOLATIONS	SANCTION
Front running (trading ahead of a Client)	Each incident to be considered on case by case basis: possible termination and reporting to regulatory authorities
Insider trading (trading on material non-public information)	Each incident to be considered on a case by case basis: possible termination and reporting to regulatory authorities

TRADING VIOLATIONS	SANCTION

Failing to obtain authorization for a trade, including non-proprietary Private Investments or trading on day after pre-clearance is granted for a personal securities transaction

Trading within 30 day holding period (6 months for MSIMJ)

Access Persons trading Morgan Stanley Securities outside of the window period or without pre- clearance

Trading in seven day blackout period

Participating in an IPO

1st Offense	Letter of warning; possible reversal of trade with any profits donated to charity
2nd Offense

Non-Investment

Personnel except Managing Directors: Letter of warning; possible reversal of trade with any profits donated to charity plus a fine of

$200 USD

Investment Personnel and all Managing Directors:  Letter of warning; possible reversal of trade with any profits donated to charity plus a discretionary fine of $1,000

3rd Offense

Letter of warning;

possible reversal of trade with any profits donated to charity plus a fine equal to the greater of

$1,000 USD or 5% of the net trade amount donated to charity and a 3-month trading ban

DISCLOSURE/ACKNOWLEDGEMENT VIOLATIONS	SANCTION

Failing to complete documentation or meet reporting  requirements  (i.e.  Annual  Certification or Code of Ethics acknowledgement; provision of statements and confirms) in a timely manner

Failing to disclose an Outside Business Activity or a private investment including Morgan Stanley funds, transactions in privately held corporations, limited partnerships, tax shelters and similar privately offered deals including hedge funds

Failing to obtain approval for an outside brokerage account

1st Offense	Letter of warning; account moved to Morgan Stanley broker immediately
2nd Offense	Letter of warning; account moved to Morgan Stanley broker immediately; plus a $200 fine
rd 3 Offense	Letter of warning; account moved to Morgan Stanley broker immediately; plus a $300 fine

X.

RELATED POLICIES

In addition to this Code, you are also subject to the policies and procedures documented in the Compliance Manual applicable to your region; the  Global Employee Trading and

Investing Policy

; the Morgan Stanley Code of Conduct

; the Policy on U.S. Political

Contributions  and  Activities;  and  the

MSIM  Global  Gifts  and  Entertainment  Policy

(requirements may vary in non-U.S. offices).

SECURITIES TRANSACTION MATRIX

SCHEDULE A

TYPE OF SECURITY	Pre-Clearance Required	Reporting Required	Holding Required
Covered Securities
Pooled Investment Vehicles:
Closed-End Funds	Yes	Yes	Yes
Open-End Mutual Funds advised by MSIM	No	Yes	Yes
Open-End Mutual Funds sub-advised by MSIM	No	Yes	No
Unit Investment Trusts	No	Yes	No
Exchange Traded Funds (ETFs)	Yes	Yes	Yes
Exchange Traded Notes (ETNs)	Yes	Yes	Yes
Equities:
Morgan Stanley securities6	No	Yes	Yes
Common Stocks	Yes	Yes	Yes
Listed depository receipts e.g. ADRs, ADSs, GDRs	Yes	Yes	Yes
DRIPs7	Yes	Yes	Yes
Stock Splits	No	Yes	Yes
Rights	Yes	Yes	Yes
Stock Dividend	No	Yes	Yes
Warrants (Listed and Exercised)	Yes	Yes	Yes
Preferred Stock	Yes	Yes	Yes
JREIT	Yes	Yes	Yes

Initial Public Offerings (equity IPOs)	PROHIBITED

Hedge Funds	Yes	Yes	No
Private Investments in Public Equity Securities (PIPES)		PROHIBITED
Derivatives
Morgan Stanley (stock options)	Yes	Yes	Yes
Common Stock Options	Yes	Yes	Yes
Spot FX	No	Yes	Yes

Forward Contracts (including currency forwards)	PROHIBITED
Commodities	PROHIBITED
OTC warrants or swaps	PROHIBITED
Futures	PROHIBITED

6 Employees may transact in Morgan Stanley securities during designated window periods. In addition, the pre-clearance of transactions in Morgan Stanley securities is required for all Access Persons.

7 Automatic purchases for dividend reinvestment plan are not subject to pre-approval requirements.

TYPE OF SECURITY	Pre-Clearance Required	Reporting Required	Holding Required
Fixed Income Instruments:
Fannie Mae	Yes	Yes	Yes
Freddie Mac	Yes	Yes	Yes
Corporate Bonds	Yes	Yes	Yes
Convertible Bonds (converted)	Yes	Yes	Yes
Municipal Bonds	Yes	Yes	Yes
New Issues (fixed income)	Yes	Yes	Yes
High Yield Securities		PROHIBITED
Private Investments (e.g. limited partnerships)	Yes	Yes	N/A
Outside Activities	Yes	Yes	N/A

Investment Clubs	PROHIBITED

Exempt Securities

Mutual Funds (open-end) not advised or sub- advised by MSIM	No	Yes	No
US Treasury/Sovereign Debt8	No	No	No
CDs	No	No	No
Money Market Funds	No	No	No
GNMA	No	No	No
Commercial Paper	No	No	No
Bankers’ Acceptances	No	No	No
Investment Grade Short-Term Debt Instruments9	No	No	No

8 Sovereign debt securities rated AA or higher.

9  For these purposes, repurchase agreements and any instrument that has a maturity at issuance of fewer than 366 days that is rated as investment grade by a nationally recognized statistical rating organization.

SCHEDULE B

INVESTMENT MANAGEMENT DIVISION (excluding Merchant Banking and Real Estate Investing)

Registered Investment Advisers

Morgan Stanley Investment Management Inc. Morgan Stanley AIP GP LP

Private Investment Partners, Inc.

Morgan Stanley Investment Management Limited (MSIM Ltd.) Morgan Stanley Investment Management Company (Singapore) Morgan Stanley Investment Management (Japan) Co., Ltd. (MSIMJ)

Investment Advisers that are not Registered

Morgan Stanley Investment Management Private Limited (MSIM Private Limited) Morgan Stanley Investment Management Proprietary (Pty) Limited (Australia)

Broker-Dealer

Morgan Stanley Distribution Inc.

Transfer Agent

Morgan Stanley Services Company Inc.